Exhibit 99.1

Union Pacific Corporation Announces 15 Percent Dividend Increase for First

Quarter 2014 and a $3.9 Billion Capital Plan for 2014

FOR IMMEDIATE RELEASE

Omaha, Neb., February 6, 2014 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors voted today to increase the quarterly dividend on the company’s common shares by 15 percent, or 12 cents, to 91 cents per share. The increased dividend is payable April 1, 2014, to shareholders of record on February 28, 2014. Union Pacific has paid dividends on its common stock for 115 consecutive years.

The Board also approved the Company’s 2014 capital spending plan of approximately $3.9 billion, up about $300 million versus 2013, driven primarily by the acquisition of 200 locomotives compared to 100 locomotives purchased in 2013, and somewhat higher capacity investments. Spending on Positive Train Control is also expected to increase to $450 million, versus $420 million in 2013.

“This dividend increase demonstrates our confidence in Union Pacific’s continued ability to generate growing cash returns on our diverse franchise opportunities,” said Rob Knight, Union Pacific chief financial officer. “Our capital investments serve a critical role in supporting future cash generation and returns. The increased capital spending plan for 2014 also highlights our expectation of future volume growth across a wide range of markets in 2014 and beyond.”

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About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2013, Union Pacific invested more than $21.6 billion in its network and operations to support America’s transportation infrastructure. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Stephanie Serkhoshian, (402) 544-0100.

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This press release contains statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to future volume growth and its ability to generate cash from operations, pay dividends to its shareholders and make its planned capital expenditures for 2014, the amount of which could change based on various factors. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2012, which was filed with the SEC on February 8, 2013. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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